SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2002

GETTY IMAGES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23747	98-0177556
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 N. 34th Street, Seattle, Washington 98103

(Address of Principal Executive Offices, including Zip Code)

(206) 925-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

The company is filing as exhibits to this current report on Form 8-K the material contracts listed in the exhibit list set forth in Item 7(c) below.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

10.1	Lease dated October 10, 1988 between Unique Jeans Limited, Hulton Picture Company Limited and Brian Deutsch regarding 21/31 Woodfield Place, London.

10.2	Lease dated April 1, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 12-16 Vestry Street, New York.

10.3	Lease dated April 1, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 200 Hudson Street, New York.

10.4	First Amendment of Lease dated October 31, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 12-16 Vestry Street, New York.

10.5	First Amendment of Lease dated October 31, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 200 Hudson Street, New York.

10.6	First Amendment of Lease dated October 31, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 75 Varick Street, New York.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

	By	/s/ ELIZABETH J. HUEBNER
Dated: June 5, 2003		Elizabeth J. Huebner
Senior Vice President and Chief Financial Officer

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Exhibit Index

10.1	Lease dated October 10, 1988 between Unique Jeans Limited, Hulton Picture Company Limited and Brian Deutsch regarding 21/31 Woodfield Place, London.

10.2	Lease dated April 1, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 12-16 Vestry Street, New York.

10.3	Lease dated April 1, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 200 Hudson Street, New York.

10.4	First Amendment of Lease dated October 31, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 12-16 Vestry Street, New York.

10.5	First Amendment of Lease dated October 31, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 200 Hudson Street, New York.

10.6	First Amendment of Lease dated October 31, 2000 between the Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and PhotoDisc, Inc. regarding 75 Varick Street, New York.

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